UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2008

INFOCUS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 000-18908

Oregon	93-0932102
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27500 SW Parkway Avenue, Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-685-8888

Former name or former address if changed since last report: no change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

InFocus Corporation, an Oregon corporation (“InFocus”), and Wells Fargo Foothill, Inc., a California corporation (“WFF”), in its capacity as administrative agent, entered into a Twelfth Amendment to Credit Agreement as of March 14, 2008 (the “Twelfth Amendment”) to the Credit Agreement dated as of October 25, 2004 between InFocus, WFF, and the lenders party thereto (the “Credit Agreement”). The Twelfth Amendment (a) extended the maturity date of the Credit Agreement to August 31, 2008; (b) reduced the line of credit (and letters of credit that can be issued thereunder) to $10,000,000; (c) reduced the amount of the accounts owed by one customer that can be included in the borrowing base for the line of credit; (d) established minimum EBITDA covenants for the extended loan period; and (e) amended InFocus’ reporting requirements.

There were no borrowings outstanding under the Credit Agreement as of the date of the Twelfth Amendment.

The foregoing description of the Twelfth Amendment is a summary only and is qualified in its entirety by reference to the full text of the Twelfth Amendment, a copy of which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Item 8.01	Other Events

InFocus will hold its Annual Meeting of Shareholders on Wednesday, May 14, 2008, at 1:00 p.m., Pacific Daylight Time, at InFocus’ executive offices located at 27500 S.W. Parkway Avenue, Wilsonville, Oregon 97070.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished herewith and this list is intended to constitute the exhibit index:

10.1	Twelfth Amendment to Credit Agreement dated March 14, 2008 between InFocus Corporation and Wells Fargo Foothill, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2008	INFOCUS CORPORATION

	By:	/s/ Lisa K. Prentice
Lisa K. Prentice
Senior Vice President, Finance and Chief Financial Officer
(Principal Financial Officer)

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